EXHIBIT 7.18

Execution Copy

THOMAS H. LEE EQUITY FUND VI, L.P.
THOMAS H. LEE PARALLEL FUND VI, L.P.
THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
THOMAS H. LEE EQUITY FUND VI INVESTORS (MONEYGRAM), LLC
THL OPERATING PARTNERS, L.P.
THL COINVESTMENT PARTNERS, L.P.
GREAT-WEST INVESTORS, L.P.
PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

December 2, 2009

SPCP Group, LLC
2 Greenwich Plaza
Greenwich, CT 06830

Ladies and Gentlemen:

In connection with the transfer of the shares of MoneyGram International, Inc. (“MGI”) currently held by Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, LTD. (together “Current SP Investors”) to SPCP Group, LLC (“SPCP”), the Current SP Investors, SPCP and the parties listed under the heading “THL” on the signature pages hereto (“THL”) hereby agree as provided below.  All capitalized terms not defined herein shall have the meanings ascribed to them in that certain Amended and Restated Purchase Agreement, dated as of March 17, 2008, among MGI and the several Investors party thereto, as may be  amended from time to time (the “Agreement”).

1.
Transfer of Shares.  Subject to SPCP agreeing to the terms and conditions of this letter agreement, THL hereby acknowledges that the Current SP Investors are transferring to SPCP an aggregate of 10,000 shares of Series B Preferred Stock, as indicated on Exhibit C (the “SP Series B Preferred Shares”), which constitute all of the share of MGI held by the Current SP Investors. The transfer shall occur on the date hereof.

2.
Proxy.  SPCP hereby appoints Thomas H. Lee Equity Fund VI, L.P. (the “THL Representative”) as proxy (thereby revoking any and all former proxies), with the full power of substitution, and hereby authorizes the THL Representative to appear at any meeting of stockholders of the Company and to vote all of the SP Series B Preferred Shares, and any shares into which such shares are converted (collectively, the “Shares”), in such manner as the other Series B Preferred Shares, and any shares into which such shares are converted, held by THL are voted.  For the avoidance of doubt, this proxy includes consenting to or approving actions under the Shareholders Agreement, provided, that such actions or consents do not conflict with the terms herein and provided further that THL will not  consent to an amendment to the Shareholders Agreement that adversely affects SPCP disproportionately vis-a-vis the other THL parties without SPCP’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.  This proxy shall be coupled with an interest and shall be irrevocable, unless revocation is consented to by THL, and shall automatically terminate on March 28, 2018.

3.
Co-Exit Rights.  SPCP and THL agree that the Shares may not be sold or Transferred by SPCP, other than as provided in the following sentence.  In the event that THL sells or Transfers any Series B Preferred Stock or shares into which such shares are converted to an unaffiliated third party, then SPCP shall, and shall have a right to, sell or Transfer, in the same transaction and on the same terms and conditions, a number of Shares equal to the number of shares being sold or Transferred by THL multiplied by the Applicable Percentage.  For purposes hereof, the Applicable Percentage shall be 2.062%, provided, however, if THL or its affiliates acquire additional shares of Series B Preferred Stock, the Applicable Percentage shall be adjusted, with the resulting Applicable Percentage being equal to the total number of shares of common stock that have been received or may be received upon conversion of the Series B Preferred Shares held by SPCP divided by the total number of shares of common stock that have been received or may be received upon conversion of the Series B Preferred Shares held by THL and its affiliates.  THL shall provide SPCP with as much notice of any such sale or Transfer as is practical in the circumstances and SPCP agrees to take all commercially reasonable actions to allow such sale or Transfer to take place in a timely manner.  Certificates representing the Shares may contain a legend referring to the transfer restrictions contained herein.  In the event of any conflict between this letter agreement and the Shareholders Agreement referred to in Exhibit B hereto, as between THL and SPCP, this letter agreement shall supersede the Shareholders Agreement and govern the rights and obligations of THL and SPCP, as between each other.

4.
Joinders.  SPCP acknowledges that it shall be subject to the Registration Rights Agreement as a Holder (as defined therein) thereunder and agrees to sign the Joinder to such Registration Rights Agreement in the form attached as Exhibit A hereto, and that it shall be subject to the Shareholders’ Agreement referred to in Exhibit B hereto as a THL Party and a Shareholder (as defined therein) thereunder and agrees to sign the Joinder to such Shareholders’ Agreement in the form attached as Exhibit B hereto.

5.
Sharing of Indemnification Proceeds and Wal-Mart Payments.  THL agrees to pay to SPCP its pro rata share of any recoveries received by THL from the Company for breaches of representations, warranties and covenants made by the Company in the Agreement.  The Current SP Investors acknowledge and

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agree that the obligations pursuant to the immediately preceding sentence replaces any and all obligations of THL pursuant to the first sentence of that certain letter agreement, dated of March 28, 2008, by and between THL and the Current SP Investors (the “Prior SP Letter Agreement”), which obligations in the Prior SP Letter Agreement are terminated in full.  SPCP agrees to be bound as an Investor under that certain letter agreement, dated as of March 17, 2008, by and among the Investors and Wal-Mart Stores, Inc., as such agreement may be amended from time to time, in the same manner as THL and, without limiting the foregoing, agrees to make the payments to Wal-Mart Stores, Inc. contemplated by Section 3 of such agreement with respect to the Shares.  THL acknowledge and agree that the obligations pursuant to the immediately preceding sentence replaces any and all obligations of the Current SP Investors pursuant to the second sentence of the Prior SP Letter Agreement, which obligations in the Prior SP Letter Agreement are terminated in full.

6.
Accredited Investor.  SPCP represents and acknowledges that:  (i) SPCP is a sophisticated institutional investor and an accredited investor (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933), with sufficient knowledge and experience in investment transactions of this type to evaluate the merits and risks of this transaction; (ii) it is acquiring the SP Series B Preferred Shares solely for its own account; and (iii) SPCP is able to bear the risk of loss of its investment in its entirety.

7.
Affiliate Relationship.  SPCP, by executing this letter agreement, hereby represents and warrants to THL that it is an affiliate of the Current SP Investors and is a Permitted Transferee (as defined in the Shareholders Agreement) of the Current SP Investors.

8.	Other Representations. Each of the parties hereto hereby represents and warrants to the other parties that:

a.
Existence; Authority; Enforceability.  Such party has the power and authority to enter into this letter agreement and to carry out its obligations hereunder.  Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this letter agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This letter agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

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b.
Absence of Conflicts.  The execution and delivery by such party of this letter agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, including the Agreement; or (c) violate any law applicable to such party.

9.
Miscellaneous.  This letter agreement, together with the Registration Rights Agreement and the Shareholders’ Agreement, represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supercedes any prior or contemporaneous agreements relating thereto.  This letter agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles thereof relating to conflict of laws.  This agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.  In the event that any provision of this letter agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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Please confirm your agreement and acceptance of the foregoing by signing below where indicated and returning a signed copy to the undersigned.

Very truly yours,

“THL”

THOMAS H. LEE EQUITY FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

[Signature Page to Silver Point Letter Agreement]

“THL” (continued)

GREAT WEST INVESTORS L.P.

By	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC

By	PUTNAM INVESTMENTS HOLDINGS, LLC its managing member
By	PUTNAM INVESTMENTS, LLC its managing member
By	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

[Signature Page to Silver Point Letter Agreement]

“THL” (continued)

THL OPERATING PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

THL EQUITY FUND VI INVESTORS
(MONEYGRAM), LLC

By: THL EQUITY ADVISORS VI, LLC, its general
partner
By: THOMAS H. LEE PARTNERS, L.P., its sole member
By: THOMAS H. LEE ADVISORS, LLC, its general
partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

[Signature Page to Silver Point Letter Agreement]

Confirmed and agreed to this
2nd day of December, 2009.

SPCP GROUP, LLC By: Silver Point Capital, L.P. Its Investment Manager

By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

SILVER POINT CAPITAL FUND, L.P. By: Silver Point Capital, L.P. Its Investment Manager

By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

SILVER POINT CAPITAL OFFSHORE FUND, LTD. By: Silver Point Capital, L.P. Its Investment Manager

By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

[Signature Page to Silver Point Letter Agreement]

Exhibit A

Exhibit A to Registration Rights Agreement

Exhibit B

Form of Joinder to Shareholders’ Agreement

Exhibit C

Entity	Original Allocation	Number of Shares Transferred	Transferee	Revised Allocation
Silver Point Capital Fund, L.P.	2,500.00	2,500.00	SPCP Group, LLC	0
Silver Point Capital Offshore Fund, Ltd.	7,500.00	7,500.00	SPCP Group, LLC	0
SPCP Group, LLC	0.0			10,000.00